Exhibit 23.1

July 21, 2005

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Xtreme Companies, Inc. of our report dated April 13, 2005 included in Xtreme Companies, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/Michael Johnson & Co, LLC
Michael Johnson & Co, LLC
Denver, Colorado
July 21, 2005